Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Chyron Corporation, a New York corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report for the quarter ended June 30, 2010 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 10, 2010	/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President and
Principal Executive Officer

Dated:	August 10, 2010	/s/ Jerry Kieliszak
Jerry Kieliszak
Senior Vice President and
Principal Financial Officer